Exhibit 107
CALCULATION OF FILING FEE TABLE

Form S-8
(Form Type)

CNO Financial Group, Inc.
(Exact Name of Registrant as Specified in its Charter)

Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)(3)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee(4)
Equity	Common Stock, par value $0.01 per share	Rules 457(c) and 457(h)	1,600,000	$35.72	$57,152,000.00	0.00015310	$8,749.97
Total Offering Amounts					$57,152,000.00		$8,749.97
Total Fee Offsets							$0.00
Net Fee Due							$8,749.97

(1)    Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 also covers an indeterminate amount of shares of common stock, par value $0.01 per share (the “Common Stock”) of CNO Financial Group, Inc. (the “Company”), as may become issuable under the CNO Financial Group, Inc. Amended and Restated Employee Stock Purchase Plan (the “Plan”) by reason of any stock split, stock dividend, recapitalization or similar transaction.

(2)    Pursuant to Rules 457(c) and 457(h) of the Securities Act, estimated solely for the purpose of calculating the amount of the registration fee based upon a price of $35.72 per share of Common Stock, which is the average of the high ($35.91) and low ($35.53) prices of the Company’s Common Stock as reported by the New York Stock Exchange on August 4, 2025.

(3)    Represents 1,600,000 additional shares of Common Stock authorized for issuance under the Plan, as approved by the Company’s stockholders on May 8, 2025.

(4)    The amount of registration fee is calculated only with respect to the additional shares of Common Stock registered on this Registration Statement. The existing securities issuable under the Plan were registered, and the correlating registration fee paid, pursuant to the Registration Statement on Form S-8 (File No. 333-224819) filed by the Company with the Securities and Exchange Commission on May 10, 2018.